UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 20, 2006

DYNAMIC LEISURE CORPORATION

(Exact name of registrant as specified in its charter)

333-07953

(Commission File Number)

Minnesota	41-1508703
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

The Company’s address is:

5680A W. Cypress Street

          Tampa, FL 33607

(Address of principal executive offices)

(813) 877-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	Entry into a Material Definitive Agreement

On September 20, 2006, the Company entered into a Second Modification of Secured Convertible Promissory Note, altering the terms of the Secured Convertible Promissory Note dated January 13, 2006 and amended August 16, 2006 (the “Note”) between the Company and MMA Capital, LLC, such that the principal of the Note was increased by $250,000 to $2,250,000.

On September 20, 2006, the Company entered into a Modification of Warrant to Purchase Shares of Common Stock, altering the terms of the Warrant to Purchase Shares of Common Stock dated January 13, 2006 (the “Warrant Agreement”) between the Company and MMA Capital, LLC, such that the number of warrants includable in the Warrant Agreement was increased by 250,000 shares to 2,250,000 shares.

On September 20, 2006, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with IMS-GA, LLC, a California Limited Liability Company (the “IMS-GA”), under which the Company agreed to retain IMS-GA to perform consulting services including, but not limited to, mergers/acquisitions diligence and negotiations, operational reviews, financial planning and reviews, market and competitive research, vendor and alliance strategy and negotiations, and general financial analysis. The Company agreed to compensate IMS-GA with 100,000 shares of unregistered common stock plus either a blend of unregistered common stock ($150 per hour for future services plus 100 shares of common stock per hour of services) or monetary consideration ($200 per hour for future services).

The above discussion of the material terms of the Agreements is not a complete description of the terms of the transaction and is qualified in its entirety by reference to the Agreements themselves, copies of which are included as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and the texts of which are incorporated herein by reference.

ITEM 3.02	Unregistered Sales of Equity Securities

In connection with the first two transactions described in Item 1.01, the Company issued securities making an additional 500,000 shares of stock available to MMA Capital, LLC upon conversion of the Note and exercise of the Warrant Agreement.

In connection with the transaction last described in Item 1.01, the Company issued to the IMS-GA 100,000 shares of common stock. The shares were issued in reliance on the exemption from registration provided by section 4(2) of the Act, on the basis that their issuance did not involve a public offering, that no underwriting fees or commissions were paid by us in connection with such sale, and that the Purchaser represented to us that it was an “accredited investor” as defined in the Act.

ITEM 9.01(d)	Exhibits

Exhibit 99.1	Second Modification of Secured Convertible Promissory Note dated September 20, 2006.

Exhibit 99.2	Modification of Warrant to Purchase Shares of Common Stock dated September 20, 2006.

Exhibit 99.3	Consulting Agreement between Dynamic Leisure Corporation and IMS-GA, LLC dated September 20, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC LEISURE CORPORATION

Date: September 25, 2006	By: /s/ Daniel G. Brandano
Daniel G. Brandano
President